                                                               EXHIBIT 10.9

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED



                        COLLABORATIVE RESEARCH AGREEMENT

This COLLABORATIVE RESEARCH AGREEMENT (The "Agreement") is entered into as of the Effective Date by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and IMMUSOL INCORPORATED ("Immusol"), a California corporation, having an office at 3050 Science Park Road, La Jolla, California 92121.

WHEREAS, Immusol has expertise in * ______________________ * research; and

WHEREAS, Immusol or its licensor have filed the patent applications set forth in Exhibit A attached to and made part of this Agreement; and

WHEREAS, the parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, the parties will also execute a License and Royalty Agreement with respect to the commercialization of the subject matter of this Agreement on the same date that this Agreement is executed; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing with respect * ______________ *; and

WHEREAS, Pfizer and Immusol are planning to develop ribozymes for use in other applications, and to that end will discuss programs for other indications;


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

Whenever used in this Agreement, the terms defined in this Section 1 shall have the meanings specified. The capitalized terms used in this Agreement and not defined elsewhere in it or in this Section 1 shall have the meanings specified in the License Agreement.

         1.1. "Affiliate" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Immusol; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or Immusol or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or Immusol.

         1.2. "Annual Commitment" means the maximum amount to be paid to Immusol by Pfizer to fund the Research Program for any Commitment Year.

         1.3. "Annual Research Plan" means the written plan describing the research and manning in the Area to be carried out during each Commitment Year by Pfizer and Immusol pursuant to this Agreement. Each Annual Research Plan will be attached to and made a part of this Agreement as Exhibit C.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         1.4. "Research Program" is the collaborative research program in the Area conducted by Pfizer and Immusol pursuant to the Annual Research Plans in effect during the Contract Period as originally set forth *_______________* attached to and made a part of this Agreement as Exhibit B.

         1.5.    "Effective Date" is *_________*.

         1.6. "Contract Period" means the period beginning on the Effective Date and ending on the date on which the Research Program terminates.

         1.7. "Commitment Year" means a twelve-month period commencing on each anniversary of the Effective Date.

         1.8.    "Area" means research or development with respect to *_______*.

         1.9. "Technology" means and includes all materials, technology, technical information, know-how, expertise and trade secrets within the Area.

         1.10.   "Immusol Technology" means technology that is or was:

         (a) developed by employees of or consultants to Immusol prior to the Effective Date; or

         (b) acquired by purchase, license, assignment or other means from third parties by Immusol prior to the Effective Date or during the Contract Period that would not otherwise be part of Joint Technology.


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

         1.11.   "Joint Technology" means Technology that is or was:

         (a) developed by employees of or consultants to Pfizer or Immusol solely or jointly with each other during the Contract Period in connection with the performance of the Research Program; or

         (b) acquired by purchase, license, assignment or other means from third parties by Immusol or Pfizer during the Contract Period for use in the performance of the Research Program which may be licensed by either Immusol or Pfizer, as the case may be, to the other.

         1.12.   "Pfizer Technology" means Technology that is or was:

         (a) developed by employees of or consultants to Pfizer alone or jointly with third parties prior to the Effective Date or during the Contract Period in the course of activities not described in an Annual Research Plan; or

         (b) acquired by purchase, license, assignment or to other means from third parties by Pfizer prior to the Effective Date or during the Contract Period that would not otherwise be part of Joint Technology.

         1.13. "Immusol Confidential Information" means all information about any element of the Immusol or Joint Technology which is disclosed by Immusol to Pfizer and designated "Confidential" in writing by Immusol at the time of disclosure to Pfizer to the extent that such information is not (i) known to Pfizer as of the date of disclosure to Pfizer as shown by its prior written records, other than by virtue of a prior confidential disclosure to Pfizer by Immusol; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to Immusol.

         1.14. "Pfizer Confidential Information" means all information about any element of Pfizer or Joint Technology which is disclosed by Pfizer to Immusol and designated "Confidential" in writing by Pfizer at the time of disclosure to Immusol to the extent that such information is not (i) known to Immusol as of the date of disclosure to Immusol as shown by its prior written records, other than by virtue of a prior confidential disclosure to Immusol by Pfizer; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Immusol; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

         1.15.   "Patent Rights" shall mean:

                 (a) Subject to the rights of the US Government pursuant to 35 USC Sections 200-212, the patents and patent applications listed in Exhibit A hereto, and patents issuing on them, including any division, continuation, continuation-in-part, renewal, extension, reexamination, reissue or foreign counterpart of such patents and patent applications; and

                 (b) all patents and patent applications claiming inventions within the Pfizer Technology, Immusol Technology (except to the extent subject to Section 1.15(a) above) and Joint Technology, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         1.16.   "Product" means * ___________________ *.

         1.17.   "Ex Vivo" Product means * ___________ *.

         1.18.   "In Vivo" Product means * ___________ *.

         1.19. "UC License" means that certain License Agreement entered by Immusol, Inc. and the Regents of the University of California, effective as of
* ____________ *.



2.       COLLABORATIVE RESEARCH PROGRAM

                 2.1.1 Purpose. Immusol and Pfizer shall conduct the Research Program throughout the Contract Period. * _____________*.
                 *. The objective of the Research Program is to discover, develop and patent Products.

                 2.1.2    Annual Research Plan.  The * _________________ *
plan is attached as Exhibit B. The Annual Research Plan for the first Commitment Year is described in the attached Exhibit C. For each Commitment Year after the first, the Annual Research Plan shall be prepared by the Research Committee for submission to and approval by Pfizer and Immusol no later than ninety (90) days before the end of the prior Commitment Year. Each new Annual Research Plan for each succeeding Commitment Year shall be appended to Exhibit C and made part of this Agreement. The Annual Research Plan may be amended,





Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
from time to time, by the Research Committee with the consent of the managements of both parties.

                 2.1.3    Exclusivity.  * _________________________*

         2.2.    Research Committee

                 2.2.1. Purpose. Pfizer and Immusol shall establish a Research Committee (the "Research Committee"):

                 (a) to review and evaluate progress under each Annual Research Plan;

                 (b) to prepare the Annual Research Plan including Product candidate nomination criteria for each Commitment Year; and

                 (c) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program. (This function shall survive the termination of this Agreement.)

                 2.2.2. Membership. Pfizer and Immusol each shall appoint, in its sole discretion, *________* members to the Research Committee. Substitutes may be appointed at any time.




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         The members initially shall be:

         Pfizer Appointees:

                          *

         Immusol Appointees:

                          *


                 2.2.3.   Chair.  The Research Committee shall be chaired by
* ___________________________ *.

                 2.2.4.   Meetings.  The Research Committee shall meet at least
* _____ *, at places and on dates selected by each party in turn.
Representatives of Pfizer or Immusol or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either party.

                 2.2.5. Minutes. The Research Committee shall keep accurate minutes of its deliberations which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

                 2.2.6. Decisions. All technical decisions of the Research Committee shall be made by majority of the members.

                 2.2.7. Expenses. Pfizer and Immusol shall each bear all expenses of their respective members related to their participation on the Research Committee.

         2.3.    Reports and Materials.

                 2.3.1. Reports. During the Contract Period, Pfizer and Immusol each shall furnish to the Research Committee:

         (a) summary written reports within *________* days after the end of each *_________* period commencing on the Effective Date, describing its progress under the Annual Research Plan; and

         (b) comprehensive written reports within *________* days after the end of each Commitment Year, describing in detail the work accomplished by it under the Annual Research Plan during the Commitment Year and discussing and evaluating the results of such work.

                 2.3.2. Materials. Subject to any contractual obligations to third parties, Immusol and Pfizer shall, during the Contract Period, as a matter of course as described in the Annual Research Plan, or upon each other's written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials which are part of Pfizer Technology, Immusol Technology or Joint Technology and which are necessary for each party to carry out its responsibilities under the Annual Research Plan. To the extent that the quantities of materials requested by either party exceed the quantities set forth in the

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

Annual Research Plan, the requesting party shall reimburse the other party for the reasonable costs of such materials if they are furnished.

         2.4. Laboratory Facilities and Personnel. Immusol shall provide suitable laboratory facilities, equipment and personnel for the work to be done by Immusol in carrying out the Research Program. Subject to the approval of the Research Committee and the prospective host laboratory, employees of both Pfizer and Immusol may be assigned to work in the other's laboratory in numbers and at times deemed reasonable by the host laboratory.

         2.5.    Diligent Efforts.  * _____________________________________*.

3.       FUNDING THE RESEARCH PROGRAM.

         3.1.    The Annual Commitment for each Commitment Year is as follows:

                                      COMMITMENT YEAR                                      ANNUAL COMMITMENT
                                             *                                                 $  *

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         3.2. Payments by Pfizer to cover Immusol's total, actual direct and indirect research costs (the "Funding Payments") shall not exceed the Annual Commitment in any Commitment Year. Immusol shall have no obligation to expend any amount or incur any financial obligation in connection with the performance of the Research Program in excess of the aggregate Funding Payments received from Pfizer for such quarter.

                 3.2.1. All Funding Payments shall be made quarterly in advance for research and development activities scheduled to be performed by Immusol during any three (3) month quarterly period, against Immusol's invoice for such three (3) month quarterly period. Adjustments as necessary to reflect the research and development activities actually performed by Immusol shall be
made within   *_______________*  of the end of each three (3) month quarterly period and shall be reflected in Immusol's next invoice.

                 3.2.2. Each Funding Payment shall be paid by Pfizer in U.S. currency by wire transfer to an account designated by Immusol or by other mutually acceptable means on the first day of the quarter or thirty (30) days after receipt of invoice, whichever is later.

                 3.2.3. Immusol shall keep for *_________________* from the conclusion of each Commitment Year complete and accurate records of its expenditures of Funding Payments received by it. The records shall conform to good accounting principles as applied to a similar company similarly situated. Pfizer shall have the right at its own expense during the term of this Agreement and during the subsequent *________* period to appoint an independent certified public accountant reasonably acceptable to Immusol to inspect said records to verify the accuracy of such expenditures, pursuant to each Annual Research Plan.

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

Upon reasonable notice by Pfizer, Immusol shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, to verify the accuracy of the expenditures. This right of inspection shall not be exercised more than *_______* in any calendar year and not more than *______* with respect to records covering any specific period of time. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be Immusol Confidential Information. The failure of Pfizer to request verification of any expenditures before or during the *_________* period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and Immusol shall have no obligation to maintain any records pertaining to such report or statement beyond such *____________* period. The results of such inspection, if any, shall be binding on the parties.

4.       TREATMENT OF CONFIDENTIAL INFORMATION

          4.1.   Confidentiality

                 4.1.1. Pfizer and Immusol each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License and Royalty Agreement between the parties of even date with this Agreement (the "License Agreement"), the obligations set forth in Section 4.3 and the publication rights set forth in Section 4.2, Pfizer and Immusol each agree that during the term of this Agreement and for *_________* years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all Immusol Confidential Information or Pfizer

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor Immusol nor any of their respective Affiliates shall use such Confidential Information except as expressly permitted in this Agreement.

                 4.1.2. Pfizer and Immusol each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and Immusol each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other party except to the extent necessary to exercise its rights pursuant to this Agreement or to comply with applicable law. Each party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each party will return all the Confidential Information disclosed to the other party pursuant to this Agreement, including all copies within *_______________* of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.

                 4.1.3. Immusol and Pfizer each represent that all of its employees, and any consultants to such party, participating in the Research Program who shall have access to Pfizer Technology, Immusol Technology or Joint Technology and Pfizer Confidential

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

Information and Immusol Confidential Information are bound by agreement to maintain such Confidential Information in confidence.

         4.2. Publication. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by Immusol's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and Immusol's managements' written approval or disapproval shall be provided within *______________* for a manuscript, within *_________________* for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within *_________* for a transcript of an oral presentation to be given at a scientific meeting.

         4.3. Publicity. Except as required by law, neither party may disclose the terms of this Agreement nor the research described in it without the written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, the parties will issue a press release with respect to its contents; and, further provided, that copies of this Agreement will be forwarded in confidence to the University of California; and, further provided, that copies of this Agreement may be disclosed in confidence by Immusol to prospective investors, banks and other sources of financing.

         4.4. Disclosure of Inventions. Each party shall promptly inform the other about all inventions in the Area that are conceived, made or developed in the course of carrying

Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
out the Research Program by employees of, or consultants to, either of them solely, or jointly with employees of, or consultants to the other.

         4.5. Restrictions on Transferring Materials. Pfizer and Immusol recognize that the biological, synthetic chemical and biochemical materials which are part of Pfizer Technology, Immusol Technology or Joint Technology, represent valuable commercial assets. Therefore, throughout the Contract Period and *________________* thereafter, Immusol and Pfizer agree not to transfer such materials to any third party for use in the Area, unless prior written, consent for any such transfer is obtained from the other party to this Agreement.



5. INTELLECTUAL PROPERTY RIGHTS. The following provisions relate to rights in the intellectual property developed by Immusol or Pfizer, or both, during the course of carrying out the Research Program.

         5.1. Ownership. All Immusol Confidential Information and Immusol Technology shall be owned by Immusol. All Pfizer Confidential Information and Pfizer Technology shall be owned by Pfizer. *_________________________*.
All Patent Rights claiming Immusol Technology only shall be Immusol Patent Rights. All Patent Rights claiming Pfizer Technology only shall be Pfizer Patent Rights. *___________________________ *.

         5.2.    Grants of Research Licenses.

                 (a) Immusol and Pfizer each hereby grants to the other a nonexclusive, worldwide, royalty-free license or sublicense, as the case may be, including the right to



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
grant sublicenses to Affiliates, to make and use Confidential Information, the Technology and Patent Rights during the term of this Agreement solely for the performance of the Research Program.

                 (b) Following the Contract Period, Immusol and Pfizer shall each have a non-exclusive license or sublicense, as the case may be, with the right to grant sublicenses to Affiliates, to make and use all Technology and Patent Rights solely for research purposes, excluding any use in connection with the sale or manufacture for sale of any products or processes. Such licenses do not state or imply any obligation on the part of either party to provide any additional information or materials to the other after the termination of this Agreement.

         5.3. Research Outside the Area. Immusol grants Pfizer a right of first negotiation for a period of *________* beginning on the Effective Date of this Agreement to establish collaborative research programs in any or all of
*_______________________*.
         Immusol also agrees during the term of this Agreement to use reasonable efforts to keep Pfizer informed of new opportunities for collaborative research as they arise.



6. PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS. The following provisions relate to the filing, prosecution and maintenance of Patent Rights during the term of this Agreement:




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

         6.1. Filing, Prosecution and Maintenance by Immusol. With respect to Immusol and Joint Patent Rights, subject to the terms of the UC License, Immusol shall have the exclusive right and obligation:

                 (a) to file applications for letters patent on any invention included in Patent Rights; provided, however, that Immusol shall consult with Pfizer regarding countries in which such patent applications should be filed and shall file patent applications in those countries where Pfizer requests that Immusol file such applications; and, further provided, that Immusol, at its option and expense, may file in countries where Pfizer does not request that Immusol file such applications;

                 (b) to take all reasonable steps to prosecute all pending and new patent applications included within Patent Rights;

                 (c) to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by third parties against the grant of letters patent for such applications;

                 (d) to maintain in force any letters patent included in Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted; and

                 (e) to cooperate fully with, and take all necessary actions requested by, Pfizer in connection with the preparation, prosecution and maintenance of any letters patent included in Patent Rights.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         Immusol shall notify Pfizer in a timely manner of any decision to abandon a pending patent application or an issued patent included in Patent Rights. Thereafter, Pfizer shall have the option, at its expense, of continuing to prosecute any such pending patent application or of keeping the issued patent in force.

                 6.1.1. Copies of Documents. With the prior consent of the University of California with respect to Patent Rights which are subject to the terms of the UC License, Immusol shall provide to Pfizer copies of all patent applications that are part of Patent Rights prior to filing, for the purpose of obtaining substantive comment of Pfizer patent counsel and for the inclusion of all reasonable claims suggested by such counsel. With the prior consent of the Regents of the University of California with respect to Patent rights which are subject to the UC License, Immusol shall also provide to Pfizer copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to Pfizer every *____________* a report detailing their status. Pfizer shall provide to Immusol *__________________* a report detailing the status of all patent applications that are a part of Pfizer Patent Rights.

                 6.1.2. Reimbursement of Costs for Filing Prosecuting and Maintaining Patent Rights. Within *______________* of receipt of invoices from Immusol, Pfizer shall reimburse Immusol for all the costs of filing, prosecuting, responding to opposition and maintaining patent applications and patents in countries where Pfizer requests that patent applications be filed, prosecuted and maintained. Such reimbursement shall be in addition to Funding Payments. However, Pfizer may, upon *_____________* notice, request that Immusol




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
discontinue filing or prosecution of patent applications in any country and discontinue reimbursing Immusol for the costs of filing, prosecuting, responding to opposition or maintaining such patent application or patent in any country. If Pfizer requests Immusol to discontinue filing in any of the key countries listed below and Immusol agrees, Pfizer's license with respect to such patent applications or patents shall terminate concurrently in any such country. *________________________*.

                          Immusol shall pay all costs in those countries in
which Pfizer does not request that Immusol file, prosecute or maintain patent applications and patents, but in which Immusol, at its option, elects to do so.

                 6.1.3. Pfizer shall have the right to file on behalf of and as an agent for Immusol all applications and take all actions necessary to obtain patent extensions pursuant to 35 USC Section 156 and foreign counterparts for Patent Rights described in this Section 6.1 licensed to Pfizer; provided, with respect to those Patent Rights described in Section 1.15(a), Pfizer may only conduct such activities with the prior consent of the University of California. Immusol agrees, to sign, at Pfizer's expense, such further documents and take such further actions as may be requested by Pfizer in this regard.

         6.2. Filing, Prosecution and Maintenance by Pfizer. With respect to Pfizer Patent Rights, Pfizer shall have those rights and duties ascribed to Immusol in Section 6.1; provided, Immusol shall have no obligation to reimburse Pfizer for the payment of any expenses incurred in connection with the Pfizer Patent Rights.



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         6.3. Disclaimer. Neither party may disclaim a claim within Patent Rights without the consent of the other.



7. ACQUISITION OF RIGHTS FROM THIRD PARTIES. During the Contract Period, Immusol and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which may be useful in or may relate to the Research Program. In each case, Pfizer shall decide if such rights should be acquired in connection with the Research Program and, if so, whether by Immusol, Pfizer or both. If acquired such rights shall become part of the Confidential Information, Technology or Patent Rights, whichever is appropriate, of the acquiring party or Joint Technology, as the case may be. Pfizer shall pay all costs of acquiring and maintaining rights to such intellectual property, at Pfizer's sole discretion.



8. OTHER AGREEMENTS. Concurrently with the execution of this Agreement, Immusol and Pfizer shall enter into the License Agreement appended to and made part of this Agreement as Exhibit D. This Agreement, the License Agreement and the Confidentiality Agreements between the parties of *_______________* are the sole agreements with respect to the subject matter and supersede all other agreements and understandings between the parties with respect to same.



9.       TERM, TERMINATION AND DISENGAGEMENT.

         9.1. Term. Unless sooner terminated or extended, the Contract Period and this Agreement shall expire on *____________*.



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         9.2. Events of Termination. The following events shall constitute events of termination ("Events of Termination"):

                 (a) any written representation or warranty by Immusol or Pfizer, or any of their respective officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring party knew or should have known the correct version.

                 (b) Immusol or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for *________* days after written notice to the failing party provided, in the case of a failure to pay any amount due hereunder, any failure to pay such amount within *_______________________* after written notice to the failing party shall be an event of termination.

                 (c) Dr. Wong-Staal's association with Immusol terminates or is terminated and the parties are unable to agree on a mutually acceptable successor within *______________________* days.

         9.3.    Termination.

                 9.3.1. Upon the occurrence of any Event of Termination, the party not responsible may, by *______________* notice to the other party, terminate this Agreement.


Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

                 9.3.2.   If Pfizer terminates this Agreement pursuant to
Section 9.3.1, the License Agreement shall continue according to its terms. If Immusol terminates this Agreement pursuant to Section 9.3.1, the License Agreement shall terminate immediately.

         9.4.    Termination by Pfizer.

                 9.4.1.   *_____________*

         9.5. Termination of this Agreement by either party, with or without cause, will not terminate such portions of the Research Licenses granted pursuant to Section 5.2(b) which by their terms extend beyond termination of this Agreement.

         9.6. Termination of this Agreement for any reason shall be without prejudice to:

                 (a) the rights and obligations of the parties provided in Sections 2.21(c), 3.2.3, 4, 5.1, 5.2, 6 with respect to Joint Patent Rights and 12;

                 (b)      Immusol's right to receive all payments accrued under
Section 3;  or

                 (c) any other remedies which either party may otherwise have.



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

10. REPRESENTATIONS AND WARRANTIES. Immusol and Pfizer each represents and warrants as follows:

         10.1. It is a corporation duly organized, validly existing and is in good standing under the laws of the State of California and Delaware, respectively, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         10.2. The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgment, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or bylaws, or (c) as of the Effective Date, result in a breach of or constitute a material default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

         10.3. This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

         10.4. It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations.

         10.5. To the best of its knowledge and belief as of the Effective Date, it has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfillment of its responsibilities under the Research Program.



11. COVENANTS OF IMMUSOL AND PFIZER OTHER THAN REPORTING REQUIREMENTS. Throughout the Contract Period, Immusol and Pfizer each shall:

         11.1. maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

         11.2. comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.



12. INDEMNIFICATION. Pfizer will indemnify, defend and hold Immusol and its Affiliates and their respective directors, officers, employees and agents (the "Immusol Indemnitees") harmless from and against any damages, liabilities, settlements, costs, legal fees and other expenses incurred in connection with a claim against the Immusol Indemnitees based on any action or omission of Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement, provided, however, that the foregoing shall not apply (i) if the claim is found in a final judgment to be based upon the negligence, recklessness or willful misconduct of Immusol, Indemnitees, or (ii) if Immusol Indemnitees fail to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, that an Immusol Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by Pfizer, if representation of such Immusol Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other party represented by such counsel in such proceeding.



13. NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

         If to Pfizer:    To Pfizer at its address as set forth at the
                          beginning of this Agreement.

                          Attention: President, Central Research with copy to: Office of the General Counsel.


         If to Immusol:   Immusol at its address as set forth at the beginning
                          of this Agreement.

                          Attention: Chief Executive Officer

Notices shall be deemed given as of the date received.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.      MISCELLANEOUS.

         15.1. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         15.2. Headings. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         15.3. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         15.4. Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         15.5. No Third Party Beneficiaries. No third party, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any third party.

         15.6. Assignment and Successors. This Agreement may not be assigned by either party, except that each party may assign this Agreement and the rights and interests of such party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such party with or into such corporations.

         15.7. Force Majeure. Neither Pfizer nor Immusol shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or Immusol.

         15.8. Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

         15.9. Disclaimer of Warranties. Pfizer and Immusol specifically disclaim any guarantee that the Research Program will be successful, in whole or part. Pfizer and Immusol expressly disclaim any warranties or conditions, express, implied, statutory or otherwise, with respect to the Research Program. IMMUSOL AND PFIZER MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY

KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF THE IMMUSOL TECHNOLOGY, PFIZER TECHNOLOGY AND JOINT TECHNOLOGY, PATENTED OR UNPATENTED, INCLUDING WITHOUT LIMITATION THE PATENT RIGHTS OR WARRANTIES OF
NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

         15.10. No Implied Licenses. No rights or licenses with respect to the Immusol Technology, Pfizer Technology and Joint Technology, including without incitation the Patent Rights, are granted or deemed granted pursuant to this Agreement, other than those rights and licenses expressly granted in is Agreement.

         15.11. Compliance with Law. In exercising their rights under this Agreement, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

         15.12. Compliance by Pfizer with Immusol's Obligations Pursuant to the UC License Agreement. During the term of this Agreement and the License Agreement, Pfizer agrees to perform in all respects Immusol's obligations due the Regents of the University of California pursuant to the following provisions of the UC License Agreement with respect to the subject matter of this Agreement: Articles 6, 7, 13, 15, 17, 18, 25, 26 and 27. At Pfizer's request, Immusol shall provide any reasonable assistance in assuring such compliance.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                        PFIZER INC.





                                        By  /s/ GEORGE M. M. (illegible)
                                          ---------------------------------



                                        IMMUSOL INCORPORATED

                                        By  /s/ T. GOLDENBERG
                                          ---------------------------------

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


                                   EXHIBIT A




                                       *




                                       *




                                       *




Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                    EXHIBIT B

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


                              IMMUSOL INCORPORATED





                      GENE THERAPY FOR HIV INFECTION USING
                              ANTI-VIRAL RIBOZYMES




                                 PFIZER/IMMUSOL

                    * _____ * RESEARCH AND DEVELOPMENT PLAN




                                 * _________ *




                                       *




                                       *




                                       *



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                                     EXHIBIT C

                                                              * CONFIDENTIAL *
                                                             TREATMENT REQUESTED



                      GENE THERAPY FOR HIV INFECTION USING
                              ANTI-VIRAL RIBOZYMES




                                 PFIZER/IMMUSOL

                    * _____ * RESEARCH AND DEVELOPMENT PLAN




                                 * _________ *



                                       *




                                       *




                                       *



Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.



                                       1